Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Safeguard Scientifics, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-65092, 333-73284, 333-86777, 333-103976, 333-118046, 333-129617, 333-147174, 333-171225, 333-171226 and 333-175845) on Form S-8, in the registration statements (Nos. 333-114794 and 333-171224) on Form S-3, and in the registration statement (No. 333-171223) on Form S-4 of Safeguard Scientifics, Inc. of our reports dated March 8, 2013, with respect to the consolidated balance sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Safeguard Scientifics, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 8, 2013